UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2006
Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

20 Bushes Lane
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 791-3200
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On July 20, 2006, Albert E. Gencarella, age 61, was appointed Chief Financial Officer. Mr. Gencarella was employed from 2004 to until recently as Chief Financial Officer of Dianet Communications, Inc., a company involved in constructing and operating distributed antenna systems for wireless telephone companies. From 2001 to 2004, Mr. Gencarella was employed by Oceanic Digital Communications, a wireless telephone company with operations in Jamaica and the Netherlands Antilles, as President, Chief Operating Officer and Director. Mr. Gencarella has held other senior positions such as: Senior Vice President of Business Operations for Metrocall, Inc, Controller of Comcast Corporation, Vice President of Finance and Operations for American Cellular Network, Inc, President of Infopage Inc, Vice President of Finance and Operations for Novocomm, Inc. and Senior Auditor for Touche Ross & Co. Mr. Gencarella is a Certified Public Accountant and holds and an MBA.
Patrick G. Mackey, our former Chief Financial Officer, continues to serve as Senior Vice President and Principal Accounting Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC
Date: July 26, 2006	By:	/s/ Richard Berliner
	Name:	Richard Berliner
	Title:	Chief Executive Officer